UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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INTRICON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTRICON CORPORATION

1260 Red Fox Road

Arden Hills, Minnesota 55112

April 1, 2005

Dear Shareholder:

It is my great pleasure to invite you to attend the 2005 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting marks the first meeting of the shareholders since our name was changed to IntriCon Corporation. The Annual Meeting will be held on Wednesday, May 4, 2005 at 11:00 a.m., local time, at the offices of Blank Rome LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103.

At this year’s Annual Meeting our shareholders will vote on the election of a director to hold office for a term of three years and until his successor is duly elected and qualified. The official notice of the Annual Meeting, together with the proxy statement and proxy card, are enclosed.

The vote of every shareholder is important. Therefore, whether or not you expect to attend the meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the envelope provided for that purpose.

Thank you for your continued interest in IntriCon Corporation. I look forward to seeing you at the Annual Meeting.

Sincerely,

Mark S. Gorder
President and
Chief Executive Officer

INTRICON CORPORATION

1260 Red Fox Road

Arden Hills, Minnesota 55112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of IntriCon Corporation (the “Corporation”) will be held on Wednesday, May 4, 2005 at the offices of Blank Rome LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103, at 11:00 AM, Eastern time, for the following purposes:

(1)	to elect a director to hold office for a term of three years and until his successor is duly elected and qualified; and

(2)	to transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

        The Board of Directors has fixed the close of business on March 25, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

        All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy card and return it promptly in the envelope provided in order that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

Michael J. McKenna
Chairman of the Board

April 1, 2005
Arden Hills, Minnesota

INTRICON CORPORATION

1260 Red Fox Road

Arden Hills, Minnesota 55112

PROXY STATEMENT

        The enclosed proxy is solicited by the Board of Directors of the IntriCon Corporation (the “Corporation”) for use at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on on Wednesday, May 4, 2005 at the offices of the Blank Rome LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103, at 11:00 AM, Eastern time, and any adjournment or postponement thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April 4, 2005.

        The Board of Directors has fixed the close of business on March 25, 2005, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. As of March 25, 2005, there were 5,129,214 common shares, par value $1.00 per share (“Common Share”), of the Corporation outstanding, each of which is entitled to one vote on all matters to be presented at the Annual Meeting.

        Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the proxy will vote all of your Common Shares “for” the election of the nominee for director. With respect to any other matter that properly comes before the meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment. Sending in a signed proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. Any shareholder who submits a proxy may revoke it at any time before the proxy is voted at the Annual Meeting by delivering a later dated proxy or by giving written notice to the Secretary of the Corporation or attending the Annual Meeting in person and so requesting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

        The presence, in person or represented by proxy, of the holders of a majority of the outstanding Common Shares will constitute a quorum for the transaction of business at the Annual Meeting. All Common Shares present in person or represented by proxy (including “broker non-votes”) and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing a director. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

        Each Common Share is entitled to one vote on each matter that may be brought before the Annual Meeting. The election of a director will be determined by a plurality vote and the nominee receiving the highest number of “for” votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.

        The cost of this solicitation will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Corporation, without additional compensation. Upon request, the Corporation will pay the reasonable expenses incurred by record holders of the Corporation’s Common Shares who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy materials and the annual report to shareholders to the beneficial owners of the shares they hold of record.

ELECTION OF DIRECTORS

        The Board of Directors currently consists of four members divided into three classes.

        The Board of Directors, based upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Robert N. Masucci as Director and for re-election at the Annual Meeting to serve until the 2008 annual meeting of shareholders and until his respective successor has been duly elected and qualified. The nominee is a current director of the Corporation and has been previously elected as a director by the Corporation’s shareholders. Mr. Masucci has indicated his willingness to continue serving as director. The Board of Directors knows of no reason why the nominee would be unable to serve as director. If the nominee should for any reason be unable to serve, then the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate, unless the Board of Directors reduces the number of directors on the board.

        Assuming a quorum is present, the nominee receiving the highest number of “for” votes will be elected. For such purposes, an abstention, the withholding of authority to vote or broker non-vote will not be counted in determining whether the proposal has received the required shareholder vote.

        The following table sets forth certain information concerning the nominees and the persons whose terms as directors will continue after the Annual Meeting, including their ages and principal occupations during the past five years:

Name, Age and Occupation	Director Since	Term Expires

Nicholas A. Giordano (62) has served as a business consultant and investor since 1997. Mr. Giordano was Interim President of LaSalle University from July 1998 to June 1999. From 1981 to 1997, Mr. Giordano was President and Chief Executive Officer of the Philadelphia Stock Exchange. Mr. Giordano serves as a trustee of W.T. Trust and Kalmar Pooled Investment Trust, mutual funds, and as a Director of Independence Blue Cross of Philadelphia.	2000	2006
Robert N. Masucci (67) has served as the Chairman of the Board of Montgomery Capital Advisors, Inc., an investment advisory company, since 1990 and, Chief Executive Officer of Barclay Brand Ferndon, Inc., a distribution company, since 1996. Prior to 1990, Mr. Masucci was Chief Executive Officer of Drexel Industries, Inc., a forklift manufacturer.	2002	2005
Mark S. Gorder (58) has served as the President and Chief Executive Officer of the Corporation since April 2001; President and Chief Operating Officer of the Corporation from December 2000 to April 2001; and Vice President of the Corporation from 1996 to December 2000. Mr. Gorder has been President and Chief Executive Officer of Resistance Technology, Inc., a subsidiary of the Corporation, since 1983.	1996	2007

Name, Age and Occupation	Director Since	Term Expires

Michael J. McKenna (70) has served as Chairman of the Board of Directors of the Corporation since April 2001. In March 2001, Mr. McKenna retired as the Vice Chairman and a Director of Crown Cork & Seal Company, Inc., a manufacturing company. From 1995 to 1998, Mr. McKenna was the President and Chief Operating Officer and, prior to 1995, was the Executive Vice President and President of the North American Division of Crown Cork & Seal Company, Inc.	1998	2007

        Messrs. Giordano and Masucci are first cousins.

        At the December 14, 2004 Board of Directors meeting, Mr. Frederick L. Bissinger, age 93, announced his retirement from the Board of Directors effective immediately. Thereafter, the Board determined to set the number of directors serving on the Board to four.

Independence of the Board of Directors

        The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the corporate governance rules of the American Stock Exchange: Messrs. Giordano, Masucci and McKenna.

Communication with the Board

        Shareholders may communicate with the Board of Directors, including any individual director, by sending a letter to the IntriCon Corporation Board of Directors, c/o Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Meetings of the Board and Committees

        The Corporation’s Board of Directors held five formal meetings and two telephonic meetings in 2004. During 2004, all directors of the Corporation attended at least 75% of the total number of meetings of the Board of Directors of the Corporation and all committees of which they were members.

Attendance at Annual Meeting of Shareholders

        The Board of Directors has adopted a policy that all of the directors should attend the Annual Meeting of Shareholders, absent exceptional cause. Last year, all of the directors attended the Annual Meeting of Shareholders.

Director Compensation

        In 2004, Mr. McKenna received an annual retainer of $145,200 for services performed as Chairman of the Board. The other directors who were not officers of the Corporation received an annual retainer of $24,000 plus $800 per Board or Committee meeting attended on a particular day and $400 for each additional Board or Committee meeting attended on the same day, except for meetings of the Nominating and Corporate Governance Committee, where no per meeting compensation is paid. Mr. Giordano receives an additional $2,000 per meeting for his services as Chairman of the Audit Committee. Total fees earned for services in 2004 were $29,600, $36,000 and $35,200 by Messrs. Bissinger, Giordano and Masucci, respectively. In 2005, Mr. Masucci will receive a one-time payment of $50,000 for his services on a special committee established by the Board to assist in the sale of the Corporation’s burners and components business. Under the Corporation’s Non-Employee Directors Stock Option Plan, directors who are not employees of the Corporation or any of its subsidiaries receive an automatic one-time grant of an option to acquire 5,000 Common Shares of the Corporation upon their initial election or appointment to the Board of Directors and are also eligible to receive discretionary grants. In 2004, Messrs. Bissinger, Giordano, Masucci and McKenna were granted options to purchase 25,000 common shares which vest in three equal annual installments.

Committees of the Board

        The Board of Directors of the Corporation has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        Audit Committee. The Board of Directors of the Corporation has appointed a standing Audit Committee consisting of Messrs. Giordano (Chairman), Masucci, and McKenna. The Board of Directors has determined that each member of the Audit Committee is independent, as defined in applicable American Stock Exchange corporate governance rules and SEC regulations. In addition, the Board of Directors has determined that Mr. Giordano qualifies as an audit committee financial expert, as defined in applicable SEC rules. The Audit Committee held four formal meetings in 2004. In addition, the Audit Committee or its Chairman held 4 informal telephonic meetings with the Corporation’s management and/or independent auditors.

        The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found in Appendix A. The principal duties of the Audit Committee are to monitor the integrity of the financial statements of the Corporation, the compliance by the Corporation with legal and regulatory requirements and the independence and performance of the Corporation’s independent auditors. The Audit Committee also approves all related party transactions and establishes procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by the Corporation’s employees of concerns regarding questionable accounting or auditing matters. In addition, the Committee selects the firm to be engaged as the Corporation’s independent public accountants, and approves the engagement of the independent public accountants for all non-audit activities permitted under the Sarbanes-Oxley Act of 2002. The report of the Audit Committee appears on page 19.

        Compensation Committee. The Board of Directors of the Corporation has appointed a standing Compensation Committee currently consisting of Messrs. McKenna (Chairman), Giordano, and Masucci. Until his retirement in December 2004, Mr. Bissinger served as a member of the Compensation Committee in 2004. The Board of Directors has determined that each member of the Compensation Committee is independent, as defined in applicable American Stock Exchange corporate governance rules. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning officer compensation and officer and employee bonus programs and administers the Corporation’s 2001 Stock Option Plan, Amended and Restated 1994 Stock Option

Plan and Non-Employee Directors Stock Option Plan. This Committee met four times in 2004. The report of the Compensation Committee is set forth beginning on page 11.

        Nominating and Corporate Governance Committee. The Board of Directors of the Corporation has appointed a standing Nominating and Corporate Governance Committee currently consisting of Messrs. McKenna (Chairman), Giordano, and Masucci. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined in applicable American Stock Exchange corporate governance rules. The Nominating and Corporate Governance Committee, which was formed in February 2004, met three times in 2004. In 2003, the entire Board of Directors acted as a nominating committee.

        The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which was filed as an appendix to the Corporation’s definitive proxy statement relating to the 2004 annual meeting of shareholders. The principal duties of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board consistent with the criteria approved by the Committee, consider nominees made by shareholders in accordance with the Corporation’s bylaws, select, or recommend to the Board, the director nominees for each annual shareholders meeting, recommend to the Board directors to be appointed to each Committee of the Board, recommend to the Board whether to increase or decrease the size of the Board, develop and recommend to the Board corporate governance principles and oversee the evaluations of the Board and senior management.

Director Nomination Process

        Consideration of Director Candidates Recommended or Nominated by Shareholders. The Nominating and Corporate Governance Committee will consider properly submitted shareholder recommendations for director candidates. A shareholder who wishes to recommend a prospective director nominee should send a signed and dated letter to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112. Under the Corporation’s bylaws, a shareholder who desires to nominate directors for election at the Corporation’s shareholders meeting must comply with the procedures summarized below:

  shareholder nominations for directors to be elected, which have not been previously approved by the Nominating and Corporate Governance Committee, must be submitted to the Corporate Secretary not later than the latest date by which shareholder proposals must be submitted to the Corporation for inclusion in the proxy statement pursuant to SEC Rule 14a-8;

  shareholder nominations must be in writing and sent either by personal delivery, nationally recognized express mail or U.S. mail, postage prepaid;

  each shareholder nomination must set forth the following:

•	the name and address of the shareholder making the nomination and the person(s) nominated;

•	a representation that the shareholder is a holder of record, and/or a beneficial owner, of voting stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person(s) nominated;

•	a description of all arrangements and understandings between the shareholder and each nominee and any other person(s), naming such person(s), pursuant to which the nomination was submitted by the shareholder;

•	such other information regarding the shareholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee, including the principal occupation of each nominee; and

•	the consent of each nominee to serve as a director if so elected.

        The Nominating and Corporate Governance Committee has the sole authority to select, or to recommend to the Board of Directors, the nominees to be considered for election as a director. The officer presiding over the shareholders meeting, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the foregoing procedures.

        The deadline for submitting the letter recommending a prospective director nominee for the 2006 Annual Meeting of Shareholders is November 28, 2005.

        The Corporation’s bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.2 to the Corporation’s Annual Report on Form 10-K filed with the SEC in March 2004 or upon the shareholder’s written request directed to the Corporate Secretary at the address given above.

        Director Qualifications. Nominees for director must be at least 21 years old. Nominees for director will be selected on the basis of outstanding achievement in their careers; broad experience; education; independence under applicable American Stock Exchange and SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board and committee duties. The proposed nominee should have sufficient time to devote their energy and attention to the diligent performance of the director’s duties, including attendance at Board and committee meetings and review of the Corporation’s financial statements and reports, SEC filings and other materials. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of shareholders.

        Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand the Corporation’s financial statements.

        Identifying and Evaluating Nominees for Director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board in accordance with the limits fixed by the Corporation’s charter and bylaws, whether any vacancies on the Board are expected and what incumbent directors will stand for re-election at the next meeting of shareholders. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board members as well as management, shareholders and other parties. The Nominating and Corporate Governance Committee also has the sole authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, based on whether the nominee is recommended by a shareholder or any other party.

        In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to the Corporation during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves. When a member of the Nominating and Corporate Governance Committee is an incumbent director eligible to stand for re-

election, such director will not participate in that portion of the Nominating and Corporate Governance Committee meeting at which such director’s potential nomination for election as a director is discussed by the Nominating and Corporate Governance Committee.

        In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined under applicable American Stock Exchange corporate governance rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee interviews the nominee in person or by telephone.

        Upon completing the evaluation, and the interview in case of a new candidate, the Nominating and Corporate Governance Committee makes a decision as to whether to nominate the director candidate for election at the shareholders meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND CERTAIN OFFICERS

        The following table sets forth certain information as of March 25, 2005, concerning beneficial ownership of the Common Shares by (i) persons or groups of persons shown by Securities and Exchange Commission records to own beneficially more than 5% of the Common Shares (ii) directors and nominees, (iii) the executive officers named in the Summary Compensation Table included herein and (iv) all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned (1)	Percent of Class

The Trust Company of New Jersey (2)	463,700	9.0%
35 Journal Square
Jersey City, NJ 07306

Mario J. Gabelli (3)	414,000	8.1%
Gabelli Asset Management Inc.
Gabelli Group Capital Partners, Inc.
One Corporate Center
Rye, NY 10580

Estate of Siggi B. Wilzig (4)	336,575	6.6%
c/o Herrick, Feinstein LLP
2 Penn Plaza
Newark, NJ 07105

Dimensional Fund Advisors, Inc. (5)	301,800	5.9%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Mark S. Gorder, Director, President and Chief Executive Officer(6)	397,850	7.6%
Michael J. McKenna, Chairman of the Board of Directors (7)	65,033	1.3%
Nicholas A. Giordano, Director (8)	52,533	1.0%
Robert N. Masucci, Director (9)	51,533	1.0%
Robert F. Gallagher, Former Vice President, Chief Financial Officer,	53,200	1.0%
Secretary, and Treasurer (10)
Gerald H. Broecker, Former Vice President,	18,200	*
Chief Information Officer, and Assistant Secretary(11)
All Directors and Executive Officers as a Group (6 persons) (12)	638,349	12.4%
_________________ * Less than 1%

Footnotes to the table are provided on the next page.

Footnotes for the Table of Beneficial Ownership of Common Shares

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after the March 25, 2005. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Based upon a Schedule 13D/A filed with the SEC on February 9, 2004.
(3)	Based upon a Schedule 13G/A filed with the SEC on November 24, 2004. Under the filing, 249,000 shares were reported as owned by GAMCO Investors, Inc. and 165,000 shares were reported as owned by Gabelli Advisors, Inc.
(4)	Based upon a Schedule 13D filed with the SEC on October 2, 2003.
(5)	Based upon a Schedule 13G/A filed with the SEC on February 9, 2005.
(6)	Includes 85,000 shares which Mr. Gorder has the right to acquire within 60 days of March 25, 2005 through the exercise of stock options. Mr. Gorder, whose business address is 1260 Red Fox Road, Arden Hills, MN 55112, is also President and Chief Executive Officer of Resistance Technology, Inc., a wholly owned subsidiary of the corporation.
(7)	Includes 35,833 shares which Mr. McKenna has the right to acquire within 60 days of March 25, 2005 through the exercise of stock options.
(8)	Includes 28,333 shares which Mr. Giordano has the right to acquire within 60 days of March 25, 2005 through the exercise of stock options.
(9)	Includes 28,333 shares which Mr. Masucci has the right to acquire within 60 days of March 25, 2005 through the exercise of stock options.
(10)	Includes 20,000 shares which Mr. Gallagher has the right to acquire within 60 days of March 25, 2005 through the exercise of stock options.
(11)	Includes 11,000 shares which Mr. Broecker has the right to acquire within 60 days of March 25, 2005 through the exercise of stock options.
(12)	Includes 208,499 shares which directors and executive offices have the right to acquire within 60 days of March 25, 2005 through the exercise of stock options.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Compensation Committee Report

        The Corporation’s compensation program for executive officers, which is administered by the Compensation Committee of the Board of Directors, is designed to align a significant portion of executive officer compensation with the Corporation’s business objectives and performance.

        The Corporation’s executive officer compensation program consists of base salary, potential annual cash incentive compensation and long-term incentive compensation in the form of stock options. Executive officers are also covered under medical, life insurance, and 401K savings plans generally available to employees of the Corporation or the business unit managed by the executive officer. The potential incentive compensation for executive officers is designed to achieve the Corporation’s objectives of attracting, retaining, motivating and rewarding talented executives.

Elements of Executive Compensation

        Base Salary. Through its evaluation of executive officers’ performance and the Corporation’s performance, the Compensation Committee determines the total base salary of Mark S. Gorder, the Corporation’s Chief Executive Officer, and other executive officers. In each case, the Compensation Committee takes into account the results achieved by the executive, the executive’s future potential, scope of responsibilities and experience, and competitive salary practices.

        Annual Cash Incentive Compensation. The Compensation Committee’s philosophy is that a significant portion of the total potential compensation of the Chief Executive Officer and other executive officers should depend upon the degree of the Corporation’s or a business unit’s financial success in a particular year.

        In 2004, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved an incentive compensation program for 2004 that applied financial performance measures tailored to the desired contribution to the overall financial results of the Corporation. In all cases, incentive compensation was substantially dependent on the achievement of financial performance targets relating to the Corporation on a consolidated basis. For executive officers to qualify for a cash bonus, the Corporation had to attain a certain amount of positive cash flow before extraordinary items. Because of the financial performance of the Corporation for 2004, no executive officer received a bonus for the year.

        Long-Term Incentive Compensation in the Form of Stock Options. The Corporation’s 2001 Stock Option Plan is its long-term incentive plan for officers and key employees. This plan is designed to further align the interests of the Corporation’s executive officers and its shareholders by creating a direct link between long-term executive compensation and long-term shareholder value. Since all options are granted at fair market value at the time of grant, there is no built-in profit and thus the value of the option is tied solely and directly to increases in value of the Common Shares. Stock options are granted to the Corporation’s executive officers from time to time, as deemed appropriate by the Compensation Committee, based on various factors, including the executive’s ability to contribute to the Corporation’s long-term growth and profitability. In fiscal 2003, the Compensation Committee granted options to Mr. Gorder and Robert F. Gallagher, the Corporation’s Chief Financial Officer, that vested on the earlier of the Corporation attaining a certain amount of positive cash flow before extraordinary items in fiscal 2004 and the executive officer attaining personal goals set by the Compensation Committee and Board of Directors in fiscal 2004 or seven years after the date of grant. Because the Corporation did not meet the goals for 2004, Messrs. Gorder and Gallagher agreed to cancel their 2003 options. No options were granted to Messrs. Gorder and Gallagher in 2004. In 2004, the Compensation Committee granted options to purchase 5,000 Common Shares to Gerald H. Broecker.

Compensation of the Chief Executive Officer

        In fiscal 2003, Mr. Gorder agreed to a 5% reduction in salary, which he was entitled to receive under his employment agreement. Mr. Gorder's base salary in fiscal 2004 was $261,250. Mr. Gorder's employment agreement with the Corporation expired pursuant to its terms on April 30, 2004.

        The Compensation Committee reviewed all components of Mr. Gorder’s compensation, including salary, bonus and long-term incentive compensation. Based on its review, the Compensation Committee approved that the Corporation enter into a new employment agreement with Mr. Gorder pursuant to which Mr. Gorder’s base salary will be set by the Board of Directors or Compensation Committee, but in no event will the base salary be less than $275,000. This minimum base salary requirement is the same minimum that was contained in Mr. Gorder’s previous employment agreement. The Compensation Committee set Mr. Gorder’s base salary for 2005 at $275,000. The Compensation Committee did not increase the base salary above the minimum because the Corporation’s financial performance did not warrant such an increase. The material terms of the employment agreement are described on page 15 and the agreement itself is filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

        Because the Corporation did not attain the financial targets set by the Board of Directors upon recommendation of the Compensation Committee, in fiscal 2004, Mr. Gorder did not receive stock options or a cash bonus.

        The Compensation Committee determined it to be in the best interests of the Corporation to recommend to the Board of Directors and the Board of Directors approved that the Corporation enter into a change of control agreement with Mr. Gorder. The material terms of the change of control agreement were disclosed on a current report on Form 8-K filed on December 20, 2004 and the agreement itself is filed as an exhibit thereto.

        The Compensation Committee also reviewed perquisites and other compensation paid to Mr. Gorder for fiscal 2004, and found these amounts to be reasonable.

THE COMPENSATION COMMITTEE Michael J. McKenna, Chairman Robert N. Masucci Nicholas A. Giordano

Summary Compensation Table

        The following table sets forth certain information concerning compensation paid or accrued by the Corporation and its subsidiaries for the years indicated to the Corporation’s Chief Executive Officer and its four most highly compensated executive officers that made over $100,000 in annual compensation for fiscal year ended December 31, 2004 (the “Named Officers”).

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)		All Other Compensation ($)(2)

Mark S. Gorder	2004	$265,784	—	—		$8,472
President and Chief Executive	2003	265,539	—	50,000	(3)	8,472
Officer of the Corporation	2002	268,127	—	50,000		8,322

Robert F. Gallagher	2004	173,256	—	—		5,707
Chief Financial Officer, Vice	2003	166,266	10,000	25,000	(3)	5,497
President, Treasurer, and	2002	57,550	—	50,000		176
Secretary of the Corporation

Gerald H. Broecker	2004	117,755	—	5,000		4,384
Chief Information Officer,	2003	122,158	—	—		4,200
Vice President, and	2002	117,860	—	—		3,918
Assistant Secretary of the
Corporation

(1)	For fiscal year ended December 31, 2004, the Corporation had three executive officers that made over $100,000 in annual compensation. Mr. Robert F. Gallagher, who served as the Chief Financial Officer, Vice President, Secretary and Treasurer, was hired on August 19, 2002 and left the Corporation on April 1, 2005. Mr. Broecker left the Corporation on November 8, 2004 and since has been providing the Corporation with consulting services.

(2)	Represents the Corporation’s or a subsidiary’s contributions to the Named Officer’s account under retirement plansand group term life insurance. In 2004, the Corporation made contributions of $6,150, $5,197 and $3,533 to the retirement plan accounts and $2,322, $510 and $851 to the group term life insurance plans for the benefit of Mssrs. Gorder, Gallagher and Broecker, respectively.

(3)	Mr. Gorder was granted an option to purchase 50,000 shares in December 2002 which became exercisable upon the earlier of certain corporate goals in 2003 or seven years after the date of the grant. Because the Corporation did not meet the goals established for 2003, the Compensation Committee and Mr. Gorder agreed to cancel his 2002 options. Mr. Gorder and Mr. Gallagher were granted an option to purchase 50,000 shares and 25,000 shares, respectively, in December 2003 which became exercisable upon the earlier of certain corporate goals in 2004 or seven years after the date of the grant. Because the Corporation did not meet the goals established for 2004, the Compensation Committee and Mr. Gorder and Mr. Gallagher agreed to cancel their 2003 options.

Options in 2004

        The following table sets forth certain information about stock option grants by the Corporation to the Named Officers in fiscal 2004.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2004 (1)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					at 5%	at 10%
Mark S. Gorder	—	—	—	—	—	—
Robert F. Gallagher	—	—	—	—	—	—
Gerald H. Broecker(3)	5,000	5.2%	$2.05	12/31/2006	$6,446	$16,336

_________________
(1)	During 2004 the Corporation granted options to purchase a total of 96,000 common shares under the 2001 Stock Option Plan.
(2)	These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The rates of appreciation used in this table are prescribed by regulation of the Securities and Exchange Commission and are not intended to forecast future appreciation of the market value of the Common Shares.
(3)	This option is fully vested.

Aggregated Option Exercises in 2004 and 2004 Year-End Option Values

        The following table sets forth certain information concerning the number of options exercised in fiscal 2004 and the number of unexercised options and the value of unexercised in-the-money options at the 2004 fiscal year end held by Named Officers.

	Shares Acquired on	Value	Number of Shares Covered by Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark S. Gorder	—	—	65,000	35,000	—	—
Robert F. Gallagher	—	—	20,000	30,000	—	—
Gerald H. Broecker	—	—	20,000	—	$50	—
_________________
(1)	Represents the difference between the option exercise price and the fair market value of the Common Shares at December 31, 2004. In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Common Shares on December 31, 2004, was $2.06 per share.

Employment Agreements

        The Corporation had an employment agreement with Mr. Gorder, as President and Chief Executive Officer of the Corporation, which terminated pursuant to its terms on April 30, 2004. The agreement provided for Mr. Gorder to serve as President and Chief Executive officer of the Corporation until April 30, 2004. Pursuant to the agreement, Mr. Gorder was compensated at the annual rate of $250,000 for the period of January 1, through April 30, 2001 and at the annual rate of $275,000 for the period of May 1, 2001 through December 31, 2001. Mr. Gorder’s annual compensation after December 31, 2001 was established by the Board of Directors, but was required to be no less than $275,000 thereafter. The “Summary Compensation Table” shows a lower amount, however, due to the voluntary salary reduction that Mr. Gorder took in the last three years. If Mr. Gorder’s employment was terminated for any reason, other than for cause, he was entitled to the continued payment of his salary and bonus until April 30, 2004, or, at his election, a lump sum payment equal to the present value of those payments.

        On March 30, 2005, the Corporation entered into an employment agreement with Mr. Gorder, dated as of December 4, 2004, whereby Mr. Gorder agreed to serve as the Corporation’s Chief Executive Officer and President. The employment agreement will expire on April 30, 2006, unless further extended by Mr. Gorder and the Corporation. Mr. Gorder’s base salary will be established from time to time by the Board of Directors or the Compensation Committee of the Board of Directors of the Corporation. In no event will Mr. Gorder’s base salary be less than $275,000. For 2005, the Compensation Committee has set Mr. Gorder’s base salary at $275,000. Mr. Gorder is entitled to receive performance bonuses in accordance with the policies and plans of the Corporation in place from time to time with respect to the payment of bonuses to executive officers. Mr. Gorder is also entitled to participate in the Corporation’s employee benefit plans and benefit programs, including medical benefit programs, stock options under the Corporation’s 2001 Stock Option Plan or any additional plans or programs, as may from time to time be provided by the Corporation for its executive officers. Additionally, the Corporation maintains disability insurance for his benefit. Under the employment agreement, the Corporation is required to reimburse Mr. Gorder for his country club membership fees and provide him with an automobile for use in connection with the performance of his duties under the employment agreement and reimburse him for all expenses reasonably incurred by him for the maintenance and operation, including fuel, of the automobile. The Corporation reimbursed Mr. Gorder $2,500 for the cost of consulting with counsel in connection with the negotiation of the employment agreement.

        Upon termination of Mr. Gorder’s employment due to a disability, Mr. Gorder is entitled to continue to receive medical benefits coverage for him and his wife (if any) in accordance with the Corporation’s policies in effect from time to time through the remainder of the then-current term of the employment agreement, and is entitled to benefits under the disability policy to the extent provided therein. In the event of Mr. Gorder’s death during the term of the employment agreement, his wife (if any) is entitled to continue to receive medical benefits coverage in accordance with the Corporation’s policies in effect from time to time through the remainder of the then-current term of the employment agreement.

        The Corporation may terminate Mr. Gorder’s employment for Cause (as defined in the employment agreement). If Mr. Gorder’s employment is terminated by the Corporation prior to the end of the term for any reason other than Cause (as defined in the employment agreement) or the death or disability: (i) the Corporation must either (A) continue to pay Mr. Gorder his base salary or any performance bonus accrued (based on not less than the previous year’s bonus and prorated to the end of the term) during the remainder of the then-current term of the employment agreement, or (B) if Mr. Gorder requests in writing, pay him in a lump sum upon such termination the present value of the payments that would have been made under clause (A), using a discount rate of 6 percent per year. Additionally, Mr. Gorder will be entitled to continue to receive medical benefits coverage in accordance with the Corporation’s policies in effect from time to time through the remainder of the then-current term of the employment agreement. To be entitled to any payments Mr. Gorder must execute and deliver to the Corporation an agreement releasing the Corporation from all claims, undertaking to maintain confidentiality of the agreement and indemnify the Corporation if Mr. Gorder breaches such agreement. If Mr. Gorder’s employment is terminated by the Corporation during the term of the employment agreement for any reason other than for Cause (as defined in the employment agreement) or if he terminates his employment during the term of the employment agreement under circumstances that would constitute an Involuntary Termination (as defined in the Change-of-Control Agreement), then any stock options granted to him which have not been exercised prior to his termination will accelerate and be exercisable in full.

        If Mr. Gorder becomes entitled to any payment by the terms of the Change-of-Control Agreement, he is not entitled to any additional payment under the employment agreement (other than accrued and unpaid bonus, salary and benefits) unless otherwise provided for in the employment agreement.

Change-of-Control Arrangements

        On December 14, 2004 the Corporation entered into a change of control or asset sale agreement with each of Mark S. Gorder, Chief Executive Officer and Robert F. Gallagher, former Chief Financial Officer. The agreements call for payments of two years base salary and unpaid bonus, if any, to Messrs. Gorder and Gallagher should there be a change of control or asset sale as defined in the agreements and Messrs. Gorder or Gallagher are not retained for a period of at least one year following such change of control or asset sale. Under the agreements, all stock options granted to Messrs. Gorder or Gallagher would vest immediately and be exercisable in accordance with the terms of such stock options. The Corporation also agreed that if it enters into an agreement to sell substantially all of its assets, it will obligate the buyer to fulfill its obligations pursuant to the agreements. The agreements terminate, except to the extent that any obligation remains unpaid, upon the earlier of termination of Messrs. Gorder or Gallagher’s employment prior to a change of control or asset sale for any reason or the termination of Messrs. Gorder or Gallagher after a change of control or asset sale for any reason other than by involuntary termination as defined in the agreements.

Separation Agreement

        The Corporation entered into a separation agreement with Mr. Gerald H. Broecker, the Corporation’s former Vice President on December 14, 2004. Under the agreement, the Corporation will pay an equivalent to Mr. Broecker’s share of the premiums for medical and dental insurance through November 8, 2005. The Corporation agreed to retain Mr. Broecker as an independent consultant for consultation and assistance regarding any transition issues (hereinafter the “Consulting Services”). This independent contractor relationship will commence immediately after the expiration of the revocation period stipulated in the agreement and end on November 8, 2005, (“Consulting Period”) except that Mr. Broecker may terminate the consulting relationship at any time for any reason prior to November 8, 2005, with one (1) month written notice. During the Consulting Period, Mr. Broecker will provide up to 500 hours of Consulting Services as requested by the Corporation. In consideration for services during the Consulting Period, the Corporation will pay Mr. Broecker a retainer of $10,500 per month. The Corporation will pay Mr. Broecker any accrued salary plus compensate Mr. Broecker for unused and accrued vacation time to which Mr. Broecker was entitled as of his resignation date. Mr. Broecker retains all stock options under the Corporation’s stock option plans that vested or became exercisable prior to his resignation date and he is able to exercise these options in accordance with such stock option plans during a period of not more than 90 days after his resignation date (but in no event after the expiration date set forth in such option), after which date such options shall expire; provided, however, that he is entitled to exercise in full (a) options to purchase 6,000 shares granted to him on December 19, 2000 and (b) options to purchase 5,000 shares granted to him on July 26, 2004, in each case on or prior to December 31, 2006, after which date such options shall expire. For a period of one year, following the end of the Consulting Period, Mr. Broecker agreed not to compete with the Corporation and its subsidiaries.

2001 Stock Option Plan

        The Corporation has a stock option plan that provides for the grant of incentive stock options (as defined in Section 422 of the Code) and non-qualified stock options for officers and other key employees of the Corporation. A total of 1,000,000 shares of Common Stock are reserved for issuance under the Stock Option Plan. Additionally, no individual will be able to receive options for more than 250,000 Common Shares under the stock option plan. The Compensation Committee or a majority of the independent directors of the Corporation’s Board of Directors may administer the stock option plan.

        The Compensation Committee will generally administer the stock option plan. The Compensation Committee selects the participants who will receive awards and determines the terms and conditions of the awards, including the number of shares subject to the awards, the exercise or purchase price, and the vesting and/or exercisability of the award. Stock options are generally subject to vesting, which means the optionee earns the right to exercise an increasing number of the shares underlying the option over a specific period of time only if he or she continues to provide services to the Corporation over that period. Non-qaulified stock options granted under the stock option plan must have a per share exercise price of at least the fair market value of the Common Shares on the date of grant. Incentive stock options granted under the stock option plan must have a per share exercise price of at least 100% of the fair market value of the Common Shares on the date of grant, and not less than 110% of the fair market value in the case of incentive stock options granted to an employee who holds more than 10% of the total voting power of all classes of the Corporation’s stock or any parent or subsidiary’s stock. Payment of the exercise price or purchase price with respect to any award may be made in cash or other consideration as determined by the Compensation Committee. The term of an option cannot be longer than 10 years from the date of grant or five years from the date of grant of an incentive stock option in the case of a greater than 10% shareholder.

        The Corporation no longer issues option grants under the Amended and Restated 1994 Stock Option Plan.

        As of December 31, 2004, options to purchase 171,000 Common Shares were granted and outstanding under the Stock Option Plan, all of which are held by employees. See “– Options in 2004” for options granted to Named Officers in 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2004 were: Messrs. McKenna (Chairman), Bissinger, Giordano and Masucci. Mr. Bissinger served until his retirement from the Corporation’s Board of Directors in December 2004. No person who served as a member of the Compensation Committee during 2004 was a current or former officer or employee of the Corporation or any subsidiary or engaged in certain transactions with Corporation or any subsidiary required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2004, which generally means that no executive officer of the Corporation served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Compensation Committee of the Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Gorder is a general partner (with a one-third interest) of Arden Partners I, L.L.P., a Minnesota limited liability partnership (“Arden”) that owns and leases to the Corporation’s subsidiary, Resistance Technology, Inc. (“RTI”), property under a lease entered into October, 1991, and amended and restated on November 1, 1996. The leased property is one of RTI’s two manufacturing facilities. In 2002, the lease was renewed with a term of October 31, 2011. Under the lease, RTI pays Arden a base monthly rent of approximately $27,500 until October 2003 and a base monthly rent of approximately $30,667 thereafter. Mr. Gorder is the President and Chief Executive Officer of the Corporation, as well as a director.

STOCK PERFORMANCE GRAPH

        The following graph shows the cumulative total return for the last five years, calculated as of December 31 of each such year, for the Common Shares, the Standard & Poor’s 500 Index and the American Stock Exchange Market Value Index. The graph assumes that the value of the investment in each of the three was $100 at December 31, 1999 and that all dividends were reinvested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s executive officers and directors and persons who own more than ten percent of a registered class of the Corporation’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of these reports.

        Based on the Corporation’s review of the copies of these reports received by it and written representations, if any, received from reporting persons with respect to the filing of reports of Forms 3, 4 and 5, the Corporation believes that all filings required to be made by the reporting persons for fiscal 2004 (unless otherwise noted) were made on a timely basis except: Messrs. Bissinger, Giordano, Masucci, and McKenna reported late on a Form 4 the grant of options to purchase Common Shares; Mr. Gorder reported late on five Forms 4 five transactions relating to the purchase of Common Shares and two grants of options to purchase Common Shares and the cancellation of such options in 2003 and 2004 ; Mr. Gallagher reported late on a Form 4 two grants of options to purchase Common Shares in 2002 and 2003 and the cancellation of one of the options in 2004; and Mr. Broecker reported late on a Form 4 a grant of options to purchase Common Shares.

Audit Committee Report

        The Audit Committee has prepared the following report on its activities with respect to the Corporation’s audited consolidated financial statements for the year ended December 31, 2004, which is referred to herein as the Corporation’s audited consolidated financial statements:

  The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

  The Audit Committee has discussed with KPMG LLP, the Corporation’s independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Corporation’s consolidated financial statements.

  The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence from the Corporation.

  Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE Nicholas A. Giordano, Chairman Michael J. McKenna Robert N. Masucci

Additional Information Regarding the Corporation’s Auditors

        The Corporation’s independent auditors for the fiscal year ended December 31, 2004 was KPMG LLP. The Audit Committee of the Board of Directors is in the process of selecting the Corporation’s independent auditor for the fiscal year ending December 31, 2005. Representatives of KPMG LLP are not expected to be present at the Annual Meeting.

Services Rendered	2004	2003
Audit Fees	$286,000	$266,000
Audit-Related Fees	10,000	16,000
Tax Fees	43,000	23,150
All Other Fees	—	—

Total	$339,000	$305,150

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 and the review of the financial statements included in the Corporation's Forms 10-Q for fiscal years 2004 and 2003 totaled $260,000 and $266,000, respectively.

Audit-Related Fees. The aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 and that are not disclosed in the paragraph captioned "Audit Fees" above, were $10,000 and $16,000, respectively. The services performed by KPMG LLP in connection with these fees consisted principally of audits of employee benefit plans.

Tax Fees. The aggregate fees billed by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2004 and December 31, 2003 were $30,000 and $23,150, respectively. The services performed by KPMG LLP in connection with these fees consisted of tax planning and compliance.

All Other Fees. The Corporation made no other payments to its independent auditor with respect to the relevant disclosure period.

Pre-Approval Policy

        The Audit Committee has established pre-approval policies and procedures pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by KPMG LLP in 2004.

Auditor Independence

        The Audit Committee has considered the nature of the above-listed services provided by KPMG LLP and determined that the provision of the services are compatible with maintaining its independence.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        Under the Corporation's bylaws, shareholder proposals with respect to the 2006 Annual Meeting of Shareholders, including nominations for directors, which have not been previously approved by the Board of Directors, must be submitted to the Secretary of the Corporation no later than November 28, 2005. Any such proposals must be in writing and sent either by personal delivery, nationally recognized express mail or United States mail, postage prepaid to Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112. Each nomination or proposal must include the information required by the bylaws. All late or nonconforming nominations and proposals may be rejected by the officer presiding at the meeting. Please refer to "Nominating and Corporate Governance Committee" beginning on page 6 for additional information with respect to the procedures with respect to the nomination of directors.

        Shareholder proposals for the 2006 Annual Meeting of Shareholders must be submitted to the Corporation by November 28, 2005 to receive consideration for inclusion in the Corporation's Proxy Statement relating to the 2006 annual meeting of shareholders. Any such proposal must also comply with SEC proxy rules, including SEC Rule 14a-8, and any applicable requirements set forth in the bylaws.

        In addition, shareholders are notified that the deadline for providing the Corporation timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Corporation's 2006 Annual Meeting of Shareholders is November 28, 2005. As to all such matters which the Corporation does not have notice on or prior to November 28, 2005, discretionary authority shall be granted to the persons designated in the Corporation's Proxy related to the 2006 annual meeting of shareholders to vote on such proposal.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

        A copy of the annual report to shareholders of the Corporation, including consolidated financial statements, for 2004 is being delivered with the proxy materials and is not to be regarded as proxy solicitation material.

        EACH SHAREHOLDER CAN OBTAIN A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES FOR THE YEAR ENDED DECEMBER 31, 2004 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO: INTRICON CORPORATION, 1260 RED FOX ROAD, ARDEN HILLS, MINNESOTA 55112, ATTN: MS. CARI SATHER.

OTHER MATTERS

        The Corporation is not presently aware of any matters (other than procedural matters) that will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Corporation did not receive notice by February 24, 2005 were to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Mark S. Gorder Acting Secretary, President, and Chief Executive Officer

APPENDIX A
IntriCon Corporation
Amended and Restated Audit Committee Charter

Purpose

        There shall be a committee of the board of directors (the "Board") to be known as the Audit Committee (the "Committee") of Selas Corporation of America (the "Company"). The Committee's purpose is to:
        (A)     oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and
        (B)      prepare an Committee report as required by the rules of the Securities and Exchange Commission ("SEC").

Composition

        The Committee shall have at least three (3) members, each of whom must meet the following conditions: (i) satisfy the independence standards specified in Section 121A of the American Stock Exchange Company Guide (the "AMEX Company Guide") (except as set forth in Section 121B(2)(b) of the AMEX Company Guide); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (subject to the exemptions provided in Rule 10A-3(c)); and (iii) be able to read and understand fundamental financial statements, including a Company's balance sheet, income statement, and cash flow statement. Additionally, the Company must certify that it has, and will continue to have, at least one member of the Committee who is financially sophisticated in that such member has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        The Board shall elect or appoint a chairperson of the Committee (or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the Committee between meetings.

        A member of the Committee shall promptly notify the Committee and the Board if the member is no longer an independent director and such member shall be removed from the Committee unless the Board determines that an exception to the independent director requirement is available under the applicable section of the AMEX Company Guide with respect to such member's continued membership and that an exception should be made.

Meetings and Procedures

        Consistent with the Company's Articles of Incorporation, Bylaws and applicable state law, the following shall apply:

  The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

  The Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each audit committee member. The Company shall make available to the Committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the Committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or entities (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

  The chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee.

  The chairperson, in consultation with other members of the Committee, shall set the length of each meeting and the agenda of items to be addressed at each meeting and shall circulate the agenda to each member of the Committee in advance of each meeting.

  A majority of the members of the Committee shall constitute a quorum.

  The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests.

  The Committee shall keep written minutes of its meetings, which minutes shall be maintained by the Company with the books and records of the Company. The chairperson may designate an officer or employee of the Company to serve as secretary to the Committee.

Duties and Responsibilities

The duties and responsibilities of the Committee shall be as follows:

  Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee;

  Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

  Have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties;

  Receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties;

  Ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

  Report regularly to the Board;

  Make an annual performance evaluation of the Committee;

  Review and assess the adequacy of the Committee's charter annually;

  Comply with all preapproval requirements of Section 10A(i) of the Exchange Act and all SEC rules relating to the administration by the Committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 C.F.R.ss.210.2-01(c)(7);

  Approve all related party transactions;

  Make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board; and

  Act as a qualified legal compliance committee as defined in 17 C.F.R.ss.205.2.

Delegation

        Any duties and responsibilities of the Committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Committee or a subcommittee of the Committee.

Limitations

        The Committee is responsible for the duties and responsibilities set forth in this charter, but its role is oversight and therefore it is not responsible for either the preparation of the Company's financial statements or the auditing of the Company's financial statements. The members of the Committee are not employees of the Company and may not be accountants or auditors by profession or experts in accounting or auditing. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the Committee described in this charter. The review of the financial statements by the Committee is not of the same character or quality as the audit performed by the independent auditors. The oversight exercised by the Committee is not a guarantee that the financial statements will be free from mistake or fraud. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

INTRICON CORPORATION
ARDEN HILLS, MINNESOTA 55112

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints MARK S. GORDER and GERALYN FRANKLIN with full power of substitution, as proxies and hereby authorizes them to represent and to vote all the Common Shares of IntriCon Corporation held of record by the undersigned on March 25, 2005, at the annual meeting of shareholders to be held on May 4, 2005, or any postponement or adjournment thereof.

All proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in IntriCon Corporation’s proxy statement.

☒ Please mark your votes as in this example.

1.	To elect the following director nominee to hold office for three years until his successor has been duly elected and qualified, as more fully described in the accompanying proxy statement.

01-Robert N. Masucci ☐ FOR NOMINEE ☐ WITHHOLD AUTHORITY

(continued on reverse side)

2.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

THE SHARES RERESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

PLEASE MARK, SIGN, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

By signing this proxy, you hereby acknowledge receipt of the
2004 Annual Report to Shareholders, Notice of the Company’s

 ____________________________ Date ________, 2005
Signature
____________________________ Date ________, 2005
Signature (if joint account)

NOTE: Your signature should appear exactly as your name
appears in the space to the left. For joint accounts, any co-owner may sign. When signing as attorney, executor, administrator, or fiduciary, please give your full title as such.